UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2011

CKX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34794	27-0118168
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-838-3100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 10, 2011, CKx, Inc. (“CKx”), a Delaware corporation, CKx Entertainment, Inc. (f/k/a Colonel Holdings, Inc.), a Delaware corporation , (“Parent”) and Colonel Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger and an amendment thereto on May 17, 2011 (as amended, the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

In connection with the proposed transactions contemplated by the Merger Agreement and related financing, on June 16, 2011, CKx disclosed non-public material information about CKx to certain parties. CKx is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.2 to comply with Regulation FD. The statements contained in Exhibit 99.2 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In addition, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of CKx’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Disclosures regarding CKx, Inc. in connection with the financing of the transactions contemplated by the Merger Agreement, dated as of June 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, INC.

Dated: June 16, 2011

	By:	/s/ Kelly S. Pontano
	Name:	Kelly S. Pontano
	Title:	Senior Counsel and Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Disclosures regarding CKx, Inc. in connection with the financing of the transactions contemplated by the Merger Agreement, dated as of June 16, 2011